Exhibit 10.4

LEAK-OUT AGREEMENT

This Leak-Out Agreement (this “Agreement”) is entered into effective as of [      ] (the “Effective Date”), by and between Notes Live, Inc., a Colorado corporation (the “Company”), and the undersigned holder of Class C Voting Common Stock (the “Stockholder”).

WHEREAS, Stockholder is the holder of that number of shares of Class C Voting Common Stock of the Company, par value $0.001 per share set forth on the signature page to this Agreement (the “Shares”).

WHEREAS, as a condition to issuing to Stockholder the Shares, Stockholder agreed to restrict the disposition of the Shares by Stockholder and the Stockholder has agreed to the restrictions on disposition.

NOW, THEREFORE, in consideration of these premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Leak-Out of Class C Stock

A. Leak-Out. Except as otherwise expressly provided herein, commencing on the date the Class C Stock is listed on a national stock exchange or otherwise quoted on any tier of the OTC Market platform (each, a “Listing”) and continuing until the third annual anniversary thereof (the “Leak-Out Period”), Stockholder may not Transfer greater than 10 % of the Shares in any twelve-month period during the Leak-out Period. Stockholder may not Transfer any of the Shares prior to a Listing. The restrictions on disposition in this Section 1.A shall apply to the Shares, and any shares of common stock the Stockholder may receive in exchange therefor in an exchange or merger transaction that results in the Company being acquired by a third-party.

(b) For the purposes of this Agreement, “Transfer” or “Transferred” means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise, including, without limitation, upon bankruptcy, death, divorce, marriage dissolution or otherwise.

(c) Notwithstanding the foregoing, the Company may, in its discretion, permit Stockholder the right to Transfer the Shares in a bona fide private transaction or by gift or for estate planning purposes, subject to receipt of an opinion of legal counsel for the Company that there is an available exemption from registration for any such transaction under the Securities Act of 1933, as amended, and subject to any transferee’s execution and delivery of a copy of this Agreement; provided, however, in such event, Stockholder and any transferee in any such Transfer of the Shares shall be required to aggregate their respective Transfers of the Class C Stock during the term of this Agreement so that the combined Transfer of shares of the Shares Transferred by Stockholder and any such transferee does not exceed the number of shares of the Class C Stock that could have been Transferred by Stockholder during the Leak-Out Period as if any such Transfer had not occurred.

(d) An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Shares (if any) covered hereby, and the transfer records of the Company’s transfer agent shall reflect such resale restrictions.

B. Release from Leak-Out. If, at any time within the first twelve months of a Listing the closing sale price of the Shares is $25.00 or greater for ten consecutive trading days, as reported on the exchange or trading quotation system where the Shares are listed, the Shares shall cease to be subject to the leak out restrictions in Section 1.A above.

C. Evidence of Compliance. Failure by Stockholder to provide the Company with reasonable evidence of compliance with the terms and provisions of this Agreement on written request by the Company and within ten business days of such written request shall result in the withdrawal of any legal opinion rendered by legal counsel respecting the permitted or lawful Transfer of the Class C Stock. In any such event, “stop transfer” instructions shall be provided to the Company’s transfer and registrar agent regarding the Shares.

D. Company Discretion to Waive. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein that are applicable to the Shares issued to and held by the Stockholder whether or not such conditions or restrictions are waived for any other shareholder of the Company. Notwithstanding any such waiver, all Transfers of the Shares by Stockholder shall be made in accordance will all applicable securities laws, rules and regulations.

E. Recapitalizations and Exchanges Affecting the Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

F. Rights of Class C Stock. Except as otherwise provided in this Agreement or any other agreements between the parties, Stockholder shall be entitled to the beneficial rights of ownership of the Shares, including the right to vote the Shares.

G. Additional Restrictions. The Transfer restrictions on the Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable federal and state securities laws, rules and regulations.

2. General

A. Breach. Stockholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by Stockholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring Stockholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring Stockholder to perform his or her obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach of the terms and provisions of this Agreement or the continuation thereof.

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B. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and, may not be amended except by a written instrument executed by the parties.

C. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any conflict of laws provisions; and the Company and Stockholder agree that any action based upon this Agreement may be brought in the United States federal and state courts situated in Colorado only, and that each shall submit to the jurisdiction of such courts for all purposes hereunder.

D. Attorney’s Fees. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

E. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing, and shall be deemed duly given on the earliest of the following: (i) upon actual receipt; (ii) five Business Days (as defined below) after mailing by first class, certified or registered U.S. mail, postage prepaid and addressed as indicated herein, return receipt requested; or (iii) if sent through a nationally-recognized overnight delivery service that guarantees next day delivery and addressed as indicated herein, costs prepaid, the business day following its delivery to such service in time for next day delivery. If to a Stockholder, delivery shall be made to the address set forth below Stockholder’s name on the signature page.

If to the Company:

Notes Live, Inc.

1755 Telstar Dr. #501

Colorado Springs, CO 80920

Email: [   ]

Attn: Secretary

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered under this Section 2.E by giving the other Party notice in the manner set forth herein.

F. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Stockholder shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.

G. Amendment. The terms of this Agreement may be modified only by a written agreement signed by both parties.

H. Legal Counsel. Stockholder represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The Stockholder understands and agrees that legal counsel to the Company has prepared this Agreement on behalf of the Company and is not representing the Stockholder in an individual capacity in the negotiation and consummation of the transactions hereunder.

I. Counterparts. This Agreement may be executed in counterparts (including by portable document format (PDF) or other electronic format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. At the request of a party hereto, the parties hereto will confirm PDF or other electronic format counterparts by signing a duplicate original document.

J. Further Assurance. Following the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

K. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Signature Page to follow]

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IN WITNESS WHEREOF, the undersigned have executed this Conversion and Leak-Out Agreement effective as of the Effective Date.

NOTES LIVE, INC.

By:
Name:

STOCKHOLDER:

[Name]
Address:

Number of Class C Shares

[Signature Page to Conversion and Leak-Out Agreement]